UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                December 22, 2005
                Date of Report (Date of earliest event reported)



                                   NICOR INC.
            (Exact name of registrant as specified in its charter)


            Illinois                  1-7297                36-2855175
    (State or other jurisdiction    (Commission          (I.R.S. Employer
        of incorporation)           File Number)      Identification Number)


                                 1844 Ferry Road
                         Naperville, Illinois 60563-9600
               (Address of principal executive offices) (Zip Code)

                                (630) 305-9500
               (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.
---------  -------------

On December 22, 2005, Nicor Inc. issued a press release announcing that its shipping subsidiary, Tropical Shipping, has obtained a $40 million two-year senior unsecured term loan to be used to fund a portion of the repatriation of its cumulative undistributed foreign earnings under the provisions of the American Jobs Creation Act of 2004. The funds from the term loan will be used in conjunction with cash available at Tropical Shipping to repatriate approximately $130 million of cumulative undistributed foreign earnings.

The term loan, which initially bears a floating interest rate of LIBOR plus 0.5 percent per annum, was arranged by J.P. Morgan Securities Inc. Subject to certain stipulations, the term loan can be voluntarily repaid, in total, or in part, by Tropical Shipping prior to its maturity date. The term loan is fully guaranteed by Nicor Inc.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits
---------  ---------------------------------

(c)   Exhibits

The following is filed as an exhibit to this report.

99.1  Press release of Nicor Inc. issued December 22, 2005.

Signature
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                               Nicor Inc.


Date       December 22, 2005                   /s/ PAUL C. GRACEY, JR.
      ------------------------------           -----------------------
                                               Paul C. Gracey, Jr.
                                               Vice President, General Counsel
                                               and Secretary

Exhibit Index
-------------

  Exhibit
   Number               Description of Document
---------    -----------------------------------------------------------

99.1         Press release of Nicor Inc. issued December 22, 2005.